UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street, Suite 3D New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On November 14, 2016, Dipexium Pharmaceuticals, Inc. (the “Company”) and David Garrett, the Company’s Vice President, Finance and Corporate Development, mutually agreed to terminate Mr. Garrett’s employment agreement, effective as of November 30, 2016, so that he may pursue other opportunities. The decision of the Company to terminate Mr. Garrett’s employment agreement was not the result of a disagreement between Mr. Garrett and the Company on any matter relating to the Company’s financial condition or financial reporting.  The Company and Mr. Garrett are finalizing the terms of his severance arrangement, which will be disclosed in a separate report on Form 8-K once agreed upon.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIPEXIUM PHARMACEUTICALS, INC.

Date: November 15, 2016	/s/ David P. Luci
	Name:	David P. Luci
	Title:	President and Chief Executive Officer

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